Exhibit 10.1

                               SUBLEASE AGREEMENT

         This SUBLEASE AGREEMENT (this "Sublease") is made as of the 22nd day of February, 2006 (the "Effective Date"), between Teradyne, Inc., a Massachusetts corporation, as successor by merger to GenRad, Inc., a Massachusetts corporation ("Sublessor"), having a principal address of 321 Harrison Avenue, Boston, Massachusetts 02118, and Sonus Networks, Inc., a Delaware corporation ("Sublessee"), having a principal address of 250 Apollo Drive, Chelmsford, MA 01824.

                                    RECITALS:

         A. Michelson Farm - Westford Technology Park V and VIII Limited Partnership, as successor to Arturo J. Gutierrez and John A. Cataldo, as Class A Trustees, and Marc D. Levy and Howard Stock, as Class B Trustees, as trustees of Michelson Farm - Westford Technology Park Trust, u/d/t dated October 1, 1984 and recorded with the Middlesex North Registry of Deeds in Book 2863, Page 235 ("Master Lessor"), as landlord, and Sublessor, as tenant, entered into that certain Lease dated July 26, 1996, as amended by that certain First Amendment to Lease dated May 20, 1997 (collectively the "Master Lease"), a true and accurate copy of which is attached hereto as Exhibit A (with economic terms redacted), covering approximately 130,000 square feet of space comprising the entire building (the "Building") located at property known as Building 5, 7 Technology Park Drive, Westford, Massachusetts (the "Premises"), as more particularly described in the Master Lease and Exhibit F attached hereto.

         B. Sublessor desires to sublease the entire Premises (the "Subleased Premises") upon the terms and conditions set forth in this Sublease.

                                   AGREEMENT:

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.       Sublease.
         --------

1.1 Term. Sublessor demises and subleases to Sublessee and Sublessee hires and subleases from Sublessor the Subleased Premises, together with all appurtenances applicable thereto pursuant to the Master Lease for a term (the "Sublease Term") commencing on January 1, 2007 or the date Sublessee occupies the Premises for its business purposes if earlier than January 1, 2007 (the "Sublease Commencement Date") and ending on July 14, 2012 (the "Termination Date"), unless sooner terminated pursuant to any provision hereof, and subject to the terms of Paragraph
         1.2 below and Section 3.2 of the Master Lease.

         Sublessee will be granted early access to the Subleased Premises for the period commencing on September 1, 2006 and continuing until the Sublease Commencement Date (the "Early Access Period") for the purpose of preparing the Subleased Premises for its occupancy. During the Early Access Period, Sublessee shall be subject to all the terms and conditions of this Sublease except for those relating to the payment of Rent; provided, however, that Sublessee shall be obligated to pay for all utilities consumed during the Early Access Period.

1.2 Delay in Sublease Commencement Date. If for any reason Sublessor cannot deliver possession of the Subleased Premises to Sublessee free and clear of all tenants and occupants on the Sublease Commencement Date, Sublessee may elect to terminate this Sublease as of such date with such termination constituting Sublessee's sole and exclusive remedy. Sublessor shall not be subject to any liability therefore.

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1.3      Use. The Subleased Premises shall be used and occupied only for general office, light manufacturing and assembly, laboratory, research and development use and for no other purpose.

1.4      Security Deposit/Deposit Reduction.

               1.4.1 Security Deposit. Sublessee shall pay to Sublessor a Security Deposit in the total amount of $500,000.00 (the "Security Deposit") as security for Sublessee's performance of all of the provisions of this Sublease. The Security Deposit shall be in the form of an irrevocable letter of credit issued by a bank and in the form attached as Exhibit D. Sublessor may (but shall not be required to) use the Security Deposit or any portion thereof to cure any event of default under this Sublease or to compensate Sublessor for any damage Sublessor incurs as a result of Sublessee's failure to perform any of its obligations hereunder. In such event, and upon written notice from Sublessor to Sublessee specifying the amount of the Security Deposit so utilized by Sublessor and the particular use of which such amount was used, Sublessee shall immediately deposit with Sublessor an amount sufficient to return the Security Deposit to its original amount. Sublessee's failure to make such payment to Sublessor within five business (5) days of Sublessor's notice shall constitute an Event of Default. If Sublessee is not in default hereunder at the expiration or termination of this Sublease (or for so long as Sublessee is in possession of the Subleased Premises), Sublessor shall return to Sublessee within thirty (30) days the Security Deposit or the balance thereof then held by Sublessor; provided, however, that in no event shall any such return be construed as an admission by Sublessor that Sublessee has performed all of its obligations hereunder. No holder of a superior interest in or mortgage on the underlying real estate, nor any purchaser at any judicial or private foreclosure sale of the real property or any portion thereof, shall be responsible to Sublessee for such Security Deposit unless such holder or purchaser shall have actually received the same.

               1.4.2 Deposit Reduction. So long as the Sublessee is not then otherwise in default under this Sublease, Sublessor shall reduce the Security Deposit in two (2) annual installments each in the amount of $100,000.00 effective on the following dates: January 1, 2008 and January 1, 2009, respectively. Sublessee shall furnish Sublessor with a replacement Letter of Credit in the form called for by this Section 1.4, on the dates specified above and reduced by the amounts specified above.

         1.5 Force Majeure. In the event that Sublessor or Sublessee shall be delayed, hindered in or prevented from the performance of any action or obligation required under this Sublease by reason of acts of God, strikes, lockouts, labor troubles or disputes, failure of power or utilities, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty, government regulations, riot, insurrection, civil commotion, sabotage, explosion, war, terrorism, natural or local emergency, acts or omissions of others, including the parties hereto, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Sublessor or Sublessee (an "Event of Force Majeure"), then performance of such act or obligation shall be extended for the period equivalent to the period of such delay. The foregoing shall not apply to any obligation to pay Rent or other charges pursuant to this Lease.

                                     Page 2
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2.       Incorporation of the Master Lease.
         ---------------------------------

2.1 Compliance with Master Lease. Except as expressly otherwise provided in this Sublease, Sublessee shall timely and fully comply with all of the provisions of the Master Lease that are to be observed or performed during the Sublease Term by Sublessor as tenant under the Master Lease with respect to the Subleased Premises, specifically excluding any obligation by Sublessor to pay Fixed Rent to Master Lessor pursuant to
         Article IV of the Master Lease. Notwithstanding any other provision of this Sublease, Sublessee shall not, by any act or omission, cause Sublessor to be in violation of or in default under the Master Lease, or do or permit any act that is in violation of the Master Lease.

2.2 Incorporation of Master Lease. Insofar as the provisions of the Master Lease do not conflict with specific provisions of this Sublease, such provisions (except for the Excluded Provisions listed in Paragraph 3 below) are incorporated by this reference into this Sublease as fully as if completely restated herein. Subject to the preceding sentence, Sublessee shall be bound by all the provisions of the Master Lease pertaining to the Subleased Premises and shall perform all of the obligations and responsibilities that Sublessor is obligated to perform pursuant to the Master Lease from and after the Sublease Commencement Date pertaining to the Subleased Premises. Subject to the first sentence of this Section 2.2 and except as may be otherwise provided in this Section 2.2, Sublessor shall be bound by all the provisions of the Master Lease pertaining to the Subleased Premises and shall perform, or shall cause Master Lessor to perform, all of the obligations and responsibilities that Master Lessor is obligated to perform pursuant to the Master Lease pertaining to the Subleased Premises from and after the Sublease Commencement Date. For purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used, it shall mean Sublessor, wherever in the Master Lease the word "Tenant" is used, it shall mean Sublessee, and wherever in the Master Lease the words "Premises" or similar words are used, they shall mean the Subleased Premises; provided, however, that the word "Landlord" in the Master Lease shall refer to Master Lessor for purposes of Articles VII, XIV and XX only, and shall refer to both Master Lessor and Sublessor in
         Section 16.1 and Article XVII (subject to Section 10.2 of this Sublease with respect to Sublessor only). Notwithstanding anything to the contrary contained herein, if Sublessor is obligated hereunder to perform or to cause Master Lessor to act or perform under the Master Lease, any delay or failure by Master Lessor to so act or perform shall not be a Force Majeure Event hereunder All terms used herein with initial capital letters that are not specifically defined herein shall have the same meanings attributed to those terms in the Master Lease, provided that the same are not in conflict with the terms and provisions of this Sublease.

2.3      Time Periods. With respect to any time periods provided in the Master
         Lease: (a) In any instance where Master Lessor under the Master Lease has a certain time period in which to notify Sublessor of some decision by Master Lessor that Master Lessor will or will not take some action, Sublessor shall have an additional ten (10) day period after receiving such notice in which to notify Sublessee; and (b) In any instance where Sublessor, as tenant under the Master Lease, has a certain time period in which to notify Master Lessor under the Master Lease of some decision by Sublessor that Sublessor will or will not take some action, Sublessee must notify Sublessor at least ten (10) days prior to the end of the period granted in the Master Lease of any decision by Sublessee that Sublessee will or will not take some action.

2.4 Subject to Master Lease. This Sublease is expressly subject and subordinate to the Master Lease, and to the rights of Master Lessor thereunder, except as may be otherwise expressly agreed in writing by Master Lessor, and Sublessee shall under no circumstances have any greater rights than does Sublessor under the Master Lease, and no provision of this Sublease shall be construed in a manner that would constitute a breach of the Master Lease. Without limiting the generality of the foregoing, in the event of the termination or cancellation of the Master Lease for any reason, this Sublease shall automatically be deemed terminated effective as of the same day of such cancellation or termination of the Master Lease, and Sublessor shall have no liability or obligation to Sublessee as a result thereof (except that Sublessor shall return to Sublessee any portion of the Security Deposit which has not been previously used by Sublessor as provided herein); provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessee under this Sublease or the Master Lease, then Sublessee shall be responsible to Master Lessor for all of the obligations of the Tenant under the Master Lease in the event of such termination and pay to Master Lessor any and all damages provided for in the Master Lease in the event of such termination, but shall not be otherwise liable to Sublessor.

                                     Page 3
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2.5      Approval of Master Lease. Sublessee represents that it has read, is familiar with, and agrees to all of the applicable provisions of the Master Lease to the extent that such provisions have been incorporated herein by reference.

2.6 Services; Performance by Master Lessor. Sublessor shall provide, or shall cause the Master Lessor to provide, the services and obligations, including without limitation the furnishing of utilities, maintenance, repairs and replacements, as provided in Sections 6.1, 10.1, 15.1, 16.2 and Article XXI of the Master Lease (collectively, "Services"), and Sublessor shall otherwise perform, or cause the Master Lessor to perform, all of the covenants of Master Lessor under the Master Lease. Notwithstanding anything herein to the contrary, performance by Master Lessor under the Master Lease shall be deemed accepted by Sublessee as performance by Sublessor hereunder. Except as otherwise provided in this Sublease, Sublessor shall not be responsible for any breach of the Master Lease by Master Lessor or any nonperformance or noncompliance with any provision thereof by Master Lessor, including without limitation, the failure of Master Lessor to provide any Services, except to the extent such breach is a result of Sublessor's gross negligence or willful misconduct. Sublessor makes no representation that Master Lessor will provide any or all of the Services.

2.7 Consent of Master Lessor. Wherever Sublessor's consent is required under this Sublease, the consent of Master Lessor shall also be required (as and to the extent set forth in the Master Lease). Whenever Master Lessor's consent is required under the Master Lease, the consent of Sublessor shall also be required. Whenever Sublessor's consent is required, such consent shall not be unreasonably withheld, conditioned or delayed.

2.8 Master Lessor's Representations and Warranties. Sublessor shall have no liability or obligation to Sublessee based upon any representation or warranty made by Master Lessor to Sublessor under Article VII of the Master Lease.

2.9 Sublessor's Representations and Warranties. Sublessor represents and warrants that: (a) the copy of the Master Lease attached hereto as Exhibit A is true and complete; (b) the Master Lease evidences the entire written agreement between the Master Lessor and the Sublessor;
         (c) the Master Lease is in full force and effect and Sublessor holds all the right, title and interest in and to the interests of Tenant thereunder; (d) to the best of its knowledge as of the date hereof, the Sublessor is not in default under the Master Lease and no conditions exist which with the passing of time or the giving of notice would result in default thereunder; (e) to the best of its knowledge as of the date hereof, the Master Lessor is not in default under the Master Lease, Master Landlord is in compliance with all representations and warranties made under the Master Lease and no conditions exist which with the passing of time or the giving of notice would resulting default thereunder; and (f) it has no actual knowledge of any notices from any governmental agencies of any environmental issues or pending assessments which would have a material and adverse effect on Sublessee's intended use of the Subleased Premises. With respect to any representation or warranty set forth above where it is stated that Sublessor has "no actual knowledge", such representation or warranty shall be limited to the actual knowledge of Richard N. Lupien, Manager Corporate Safety, Health & Real Estate of Sublessor, Sublessor warrants and represents that Mr. Lupien is the person within Sublessor's organization most likely to have knowledge of such subject matters. In the event any environmental issues pre-existing Sublessee's possession are found on the Subleased Premises or any Hazardous Substances in excess of levels permitted under applicable law are found on or in the Subleased Premises and such Hazardous Substances are not present as a result of an act or omission of Sublessee, Sublessee shall have no liability or obligation to Sublessor or Master Lessor with respect thereto.

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2.10     Sublessor's Covenants. Sublessor covenants to perform all of the terms and obligations required of it under the Master Lease with respect to the payment of all Rents when due to Master Lessor. Sublessor shall use reasonable efforts to enforce on behalf of Sublessee its rights under the Master Lease. Sublessor further agrees not to consent to any termination, amendment, revision or alteration of the Master Lease without the prior written consent of Sublessee.

3. Inapplicability of Certain Provisions of Master Lease. The following Paragraphs or provisions of the Master Lease (the "Excluded Provisions") are NOT incorporated into this Sublease and do not form a part of this Sublease except to the extent that they contain defined terms or standards which are used or referenced herein: (a) any provisions that are superseded by or in direct conflict with the provisions hereof; (b) any provisions relating to Master Lessor's or Sublessor's obligations regarding the initial construction or the payment of an improvement allowance; and (c) Articles IV and IX (except
         Section 9.3) and Sections 8.2, 26.1, 26.5 and Exhibits B-1, B-2, D-l, D-2, K, L, M, P and Q of the Master Lease.

4.       Rent.
         ----

4.1      Base Sublease Rent.

         4.1.1 Commencing on the Sublease Commencement Date, Sublessee shall pay to Sublessor for the Subleased Premises rent in the following amount (the "Base Sublease Rent"):

                  Annual Base Rent:  $1,235,000 payable monthly at $102,916.67

                  All Base Sublease Rent and other payments shall be sent to:
                  Teradyne, Inc., 321 Harrison Avenue, Boston, Massachusetts, 02118, Attn: Real Estate Department or such other address(es) from time to time designated in writing by Sublessor to Sublessee.

         4.1.2 Monthly installments of Base Sublease Rent will be due and payable on or before the frst day of each succeeding calendar month during the Sublease Term beginning on the Base Rent Commencement Date to the address set forth in Paragraph 4.1.1 above; provided, however, that, if the Sublease Term commences or ends on other than the first and last day, respectively, of a calendar month, the Base Sublease Rent for the fractional calendar month will be prorated on a per diem basis.

         4.1.3 Sublessee shall transfer the telephone service, and all other services and utilities separately metered and billed to the Subleased Premises into its own name effective as of the Sublease Commencement Date.

4.2 No Setoff. Sublessee agrees that Base Sublease Rent shall be payable without any setoff or deduction, and without notice or demand.

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4.3      Late Charges and Interest. Sublessee acknowledges that late payment by
         Sublessee of Rent (as defined below) will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and any late charges, fees or interest that Master Lessor may impose on Sublessor. If Sublessor does not receive any Rent within five (5) business days of the date on which it is due, then Sublessee shall pay to Sublessor (i) an amount equal to $500.00, to cover the administrative expenses of handling such late payment and (ii) interest on the overdue payment at the rate equal to the prime commercial rate from time to time established by the Bank of America, plus four percent (4%) per year from such due date. The parties hereby agree that such administrative payment and interest represent a fair and reasonable estimate of the costs Sublessor will incur by reason of such late payment. Acceptance of such administrative payment and interest by Sublessor shall in no event constitute a waiver of Sublessee's default or breach with respect to such overdue Rent nor prevent the exercise of any of the other rights and remedies of Sublessor hereunder or under the Master Lease.

5.       Additional Rent.
         ---------------

5.1 Operating Expenses and Tax Expenses. Beginning on the Sublease Commencement Date and continuing throughout the Sublease Term, Sublessee covenants and agrees to pay to Sublessor, without notice or demand and without abatement, deduction, or setoff, as additional and supplemental rent during the Sublease Term the Operating and Maintenance Costs and Real Estate Taxes and Utilities that are set forth under Article V of the Master Lease (collectively, the "Expenses") pursuant to the terms and conditions identified therein. Sublessor shall promptly provide Sublessee with all documentation furnished to Sublessor by Master Lessor with respect to the Expenses. Base Sublease Rent, Expenses and all other amounts payable by Sublessee to Sublessor hereunder are sometimes herein referred to collectively as "Rent." Sublessee shall not be required to pay any charges imposed by Master Lessor arising out of the failure of Sublessor to comply with any term or obligation of the Master Lease prior to the date of this Sublease, nor any failure of Sublessor to pay Rent to Master Lessor when the same is due under the Master Lease as long as Sublessee is not in default of its payment obligations under this Sublease, nor any failure of Sublessor to comply with any covenant on the part of Tenant for which it is responsible pursuant to the terms hereof or perform its obligations set forth herein as Tenant under the Master Lease as long as such failure does not result from the failure of Sublessee to comply or perform as applicable under this Sublease, nor any failure of Sublessor to comply with its obligations under this Sublease.

6.       Insurance.
         ---------

6.1 Additional Insureds, Evidence of Insurance. Sublessee shall have the option either to reimburse Master Lessor and/or Sublessor for the cost of insurance as provided in Article XV of the Master Lease or to carry in its own name all of the insurance policies and coverages required to be carried by Sublessor under the Master Lease and shall name Master Lessor and Sublessor and any other parties required pursuant to the Master Lease as additional insureds on all such policies (except for Sublessee's Workers' Compensation insurance). Prior to the earlier to occur of Sublease Commencement Date or Sublessee's entry to or occupancy of the Subleased Premises, and at least thirty (30) days prior to each insurance policy's expiration date, Sublessee shall deliver to Sublessor evidence satisfactory to Sublessor of maintenance of insurance coverage with respect to the Subleased Premises as required under the Master Lease. Without limiting the foregoing, the insurance and indemnity provisions of the Master Lease are incorporated herein by reference, it being the intention of the parties, and Sublessee hereby agreeing, that Sublessee shall be bound by such indemnity provisions as the tenant under the Master Lease and that all such indemnity provisions shall be for the benefit of Master Lessor, as the indemnified party thereunder.

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6.2      Waiver of Subrogation. Each party, notwithstanding any provisions of this Sublease to the contrary, hereby waives any rights of recovery against the other for injury or loss to property due to hazards covered by insurance or required to be covered by insurance hereunder or under the Master Lease. Any insurance carried by either party with respect to the Subleased Premises and property therein or occurrences thereon shall include a clause or endorsement to the effect that any such waiver shall not adversely affect or impair said policies or prejudice the right of the insured to recover thereon.

7.       Condition of the Subleased Premises.
         -----------------------------------
         Sublessee acknowledges and agrees that it has had the opportunity to inspect and familiarize itself with the Subleased Premises and has done so. Sublessee's taking possession of the Subleased Premises shall be conclusive evidence by Sublessee that the Subleased Premises were in good order and satisfactory condition when Sublessee took possession. Sublessor shall deliver all building systems in good operating order and condition and shall fix any leaks in the Subleased Premises and replace or repair any of the ceiling tiles that have been stained, damaged or removed due to any water leakage. Subject to the above, Sublessee hereby accepts the Subleased Premises in their current "AS IS, WHERE IS" condition, without any obligation on the part of Sublessor to prepare or construct the Subleased Premises for Sublessee's occupancy. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the condition of the Subleased Premises or the suitability of the Subleased Premises for the conduct of Sublessee's business.

8.       Indemnification and Waiver.
         --------------------------

8.1 By Sublessee. To the maximum extent permitted by law, Sublessee hereby assumes all risk of damage to property or injury to persons in, upon or about the Subleased Premises from any cause whatsoever and agrees that Sublessor, its affiliates, shareholders, directors, offcers, and employees (the "Sublessor Parties") shall not be liable for, and are hereby released from, any responsibility for any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Sublessee or by other persons claiming through Sublessee except to the extent caused by the negligence or willful misconduct of Sublessor, any of the Sublessor Parties or any of their respective agents, employees, contractors, invitees, successors or assigns. Sublessee shall indemnify and defend the Sublessor Parties and hold the Sublessor Parties harmless from and against any and all claims, losses, costs, actions, damages, liability, obligation and expense (including, without limitation, court costs, reasonable attorneys' fees and other costs of litigation) incurred by or asserted against any of the Sublessor Parties arising from (i) any occurrence in, on, or at the Subleased Premises, (ii) any acts, omission, conduct or negligence in or about the Building by Sublessee or Sublessee's agents, employees, contractors, invitees, sublessees, successors, or assigns or (iii) the failure of Sublessee to perform any act, obligation, or covenant of Sublessee under this Sublease or Sublessor under the Master Lease that Sublessee is obligated to perform under this Sublease. The obligations set forth in this Paragraph shall survive the expiration or sooner termination of this Sublease. Notwithstanding the above, Sublessee shall not be responsible for or indemnify Sublessor for any such claims to the extent caused by the negligence or willful misconduct of Sublessor, any of the Sublessor Parties or any of their respective agents, employees, contractors, invitees, successors or assigns.

8.2 By Sublessor. Sublessor shall indemnify and defend the Sublessee and hold the Sublessee harmless from and against any and all claims, losses, costs, actions, damages, liability, obligation and expense (including, without limitation, court costs, reasonable attorneys' fees and other costs of litigation) incurred by or asserted against Sublessee to the extent arising from the failure of Sublessor to perform any act, obligation, or covenant of Sublessor under this Sublease or under the Master Lease that Sublessor is obligated to perform under this Sublease. The obligations set forth in this Paragraph shall survive the expiration or sooner termination of this Sublease. Notwithstanding the above, Sublessor shall not be responsible for or indemnify Sublessee for any such claims caused by the negligence or willful misconduct of Sublessee.

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8.3      Notice of Dispute. If notice of any action, claim, proceeding or investigation (each, a "Dispute") is received by any Sublessor Party or Sublessee (each, as applicable, an "Indemnifed Party") in respect of which indemnity may be sought against Sublessor or Sublessee (each, as applicable, an "Indemnifying Party") hereunder, such Indemnifed Party will promptly notify the Indemnifying Party in writing of the commencement thereof, provided that the omission to so notify any Indemnifying Party will not relieve such Indemnifying Party from any liability to such Indemnified Party hereunder, except to the extent that such Indemnifying Party is actually and materially prejudiced by such failure.

8.4 Defense; Cooperation. Each Indemnifying Party shall assume and have the right to control the defense and/or settlement of any Dispute with the assistance of counsel of its choice, provided that any such settlement shall impose no cost or liability on the Indemnifed Party. The Indemnified Party shall have the right to employ separate counsel ("Secondary Counsel") to represent the Indemnifed Party. So long as the Indemnifying Party is using diligent and reasonable efforts to defend and/or settle the Dispute, the cost of the Secondary Counsel shall be borne by the Indemnified Party. The Indemnifying Party and the Indemnifed Party shall share information and cooperate with each other as reasonably requested in connection with any Dispute.

9.       Default.
         -------

9.1 Default and Enforcement. The rights of Sublessor and Sublessee to enforce the provisions of this Sublease, default under this Sublease, and termination of this Sublease shall be governed by the applicable default and remedy provisions of the Master Lease as if Sublessor and Sublessee were landlord and tenant thereunder, respectively, except as specified in Paragraphs 9.2 and 9.3, hereunder.

9.2 Cure Periods. The parties acknowledge that a failure to perform by Sublessee under this Sublease may place Sublessor in default of its obligations under the Master Lease. Therefore, the parties agree that the period afforded Sublessee to cure a monetary default under this Sublease shall be three (3) days less than that provided to Sublessor under the Master Lease, if any, and the period afforded Sublessee to cure a non-monetary default under this Sublease shall be fve (5) days less than that provided to Sublessor under the Master Lease, if any or 1/2 the period specifed in the Master Lease if the cure period in the Master Lease is five (5) or less days.

9.3 Notices. To the extent that the Master Lease requires notice to be given by Master Lessor to Sublessor, Sublessor shall transmit such notice to Sublessee promptly after notice is received by Sublessor. Whenever Sublessor has an obligation to perform any act or to give any notice to Master Lessor under the Master Lease and such obligation is assumed by Sublessee in this Sublease, then Sublessee shall perform such act or give such notice at least three (3) days before the due date specifed in the Master Lease.

10.      Assignment and Sublease.
         -----------------------

10.1 Assignment. Sublessee shall not assign this Sublease or sublease all or any portion of the Subleased Premises without Master Lessor's and Sublessor's prior written consent which shall not be unreasonably withheld conditioned or delayed subject, however, to the terms and conditions set forth in Article XVII of the Master Lease, and provided that an assignment or sublet under this Sublease shall be permitted without such consent if such assignment or sublease meets the requirements of Section 17.3 of the Master Lease. Sublessee shall promptly reimburse Master Lessor and Sublessor for all reasonable legal and other expenses incurred by Master Lessor or Sublessor in connection with any request by Sublessee for consent to assignment or subletting, regardless of whether such consent is ultimately granted, including, without limitation, any and all costs charged to Sublessor by Master Lessor in connection with such proposed transaction. No permitted assignment or sublease shall release Sublessee from liability under this Sublease or any liability assumed by Sublessee under the Master Lease. The consent of Sublessor to any one assignment or sublease shall not be deemed to be Sublessor's consent to any other or further assignment or sublease. Any assignee or sublessee will comply with all of the provisions of the Master Lease assumed by Sublessor hereunder and Master Lessor and Sublessor may enforce such provisions directly against any assignee or sublessee. Sublessee understands that any and all assignments or subleases hereunder shall be subject to the payment to Sublessor, as additional rent, of all amounts required to be paid to Master Lessor as set forth in Article XVII of the Master Lease.

10.2 Transfer Premium. If there is any assignment of this Sublease by Sublessee for consideration, or a subletting of the whole of the Subleased Premises by Sublessee at a rent, which exceeds the rent payable hereunder by Sublessee, or if there is a subletting of a portion of the Subleased Premises by Sublessee at a rent in excess of the subleased portion's pro rata share of the rent payable hereunder by Sublessee, then Sublessee shall pay to Sublessor, as additional rent, forthwith upon Sublessee's receipt thereof, in the case of any such assignment or subletting, fifty percent (50%) of such excess rent (as defined below) net of any reasonable and customary expenses or costs incurred by Sublessee in connection therewith. For the purposes of this subsection, the term "rent" shall mean all fxed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Subleased Premises including, without limitation, key money, or bonus money paid by the assignee or subtenant to Sublessee in connection with such transaction and any payment in excess of fair market value for services rendered by Sublessee to the assignee or subtenant or for assets, fxtures, inventory, equipment or furniture transferred by Sublessee to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Sublessee for reasonable attorney's fees, tenant improvements and broker's commissions in connection with such assignment or subletting.

11.      Alterations.
         -----------

11.1 Approvals. Sublessee shall not have the right to make any improvements or alterations to the Subleased Premises without first obtaining the written consent of Sublessor and Master Lessor, the standard and requirements for which shall be governed by the Master Lease. Sublessor's consent shall be granted so long as Master Lessor has consented to any such alterations, and in any event if the plans and specifcations submitted to Sublessee for review comply with the standards and requirements applicable thereto in the Master Lease, Sublessor shall within 10 business days of submission provide its consent or detailed statement of modifcations required thereto for Sublessor's approval. If such consent is granted by both Sublessor and Master Lessor, Sublessee shall perform all improvements or alterations in accordance with the terms of the Master Lease and in compliance with all Laws. Sublessor and Master Lessor shall notify Sublessee at the time of approval whether such improvement or alteration may or may not remain in the Subleased Premises at the expiration or earlier termination of this Sublease. Any alterations, improvements or work done by or on behalf of Sublessee to the Subleased Premises shall be effected in conformance with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the reasonable recommendations of Master Lessor's and/or Sublessor' engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect during the Sublease Term relating in any manner to the Subleased Premises or the occupation and use by Sublessee thereof (collectively, "Laws") and performed in a frst class workman-like manner and shall be subject to all of the terms and conditions of this Sublease and the Master Lease.

11.2 Sublessee Improvements. Subject to Master Lessor's approval, Sublessor hereby approves the preliminary plans attached hereto as Exhibit E for certain improvements to be installed in the Sublease Premises by Sublessee ("Sublessee Improvements"). Sublessor and Sublessee shall submit to Master Lessor, for approval as part of the Consent of Master Lessor (as defned below), the Sublessee Improvements.

11.3 Subject to applicable laws and to Article 11 of the Master Lease, Sublessee shall have the right at its own cost to install one or more back-up generators in locations shown on the plans and specifcations submitted to Sublessor. In addition, Sublessee, at no additional cost, shall have the use of any existing generators and UPS equipment currently serving the Building. Sublessee shall at its own cost and expense maintain such back-up generators and remove same upon expiration or earlier termination of this Sublease.

11.4 Subject to applicable laws and to Article 11 of the Master Lease, Sublessee shall have the right at its own cost to install one or more satellite dishes either on the roof of the building in locations shown on the plans and specifcations submitted to Sublessor or at ground level. Sublessee shall at its own cost and expense maintain such satellite dish(es) and remove same upon expiration or earlier termination of this Sublease.

12. Access by Sublessor. Sublessor may enter the Subleased Premises at reasonable times to examine the Subleased Premises, to make any repairs or replacements Sublessor may deem necessary or appropriate or to comply with its obligations set forth in the Master Lease. Sublessor's entry into the Subleased Premises shall be upon reasonable prior notice to Sublessee (except in cases of emergency where no notice is required).

13. Signage; Sublessor's Work. Subject to the prior written consent of Master Lessor, if required by the Master Lease, Sublessee shall have the signage rights granted Sublessor pursuant to the terms and conditions of the Master Lease; provided Sublessee shall pay all applicable costs and expenses relating thereto and that all such signs comply with all applicable requirements of the Master Lease and all applicable Laws. Sublessee shall remove any GenRad exterior signage on the Subleased Premised. Sublessor shall reimburse Sublessee for the reasonable cost of such removal. Upon receipt of an invoice from Sublessee for such cost, Sublessor shall promptly pay the same to Sublessee.

         Prior to the commencement of the Early Access Period, Sublessor shall, at its sole cost, complete the work described on Exhibit G attached hereto and made a part hereof.

14. Holdover in Subleased Premises. If Sublessee fails to surrender the Subleased Premises in the condition required in this Sublease on the Termination Date (or earlier pursuant to the terms of this Sublease), Sublessee shall pay rent for the Subleased Premises at a monthly rate equal to the total holdover rent payable by Sublessor pursuant to
         Article XXII of the Master Lease (the "Holdover Percentage"), along with any and all other holdover rent or charges due under the Master Lease. During such holdover period, Sublessee shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Paragraph 14 shall be construed as consent by Sublessor or Master Lessor to any holding over by Sublessee, and Sublessor expressly reserves the right to require Sublessee to surrender possession of the Subleased Premises to Sublessor as provided in this Sublease. Nothing set forth in this Paragraph 14 shall negate Sublessee's obligation to vacate the Subleased Premises on the Termination Date (or earlier pursuant to the terms of this Sublease), and Sublessee's failure to do so shall entitle Sublessor to exercise all of the rights and remedies set forth in the Master Lease and the Sublease.

15.      Miscellaneous.
         -------------

15.1 Waiver. Waiver of one breach of a term, condition, or covenant of this Sublease by either party hereto shall be limited to the particular instance and shall not be deemed to waive future breaches of the same or other terms, conditions, or covenants.

15.2 Joint and Several. If Sublessee consists of more than one person or entity, the obligations of such parties under this Sublease shall be joint and several.

15.3 Entire Agreement; Amendments. This Sublease, including the exhibits and addenda, if any, embodies the entire agreement between the parties with relation to the transaction contemplated hereby, and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, letters of intent, and understandings, if any, between Sublessor and Sublessee, or displayed by Sublessor's brokers or agents or Sublessor with respect to the subject matter of this Sublease or the Subleased Premises. There are no representations between Sublessor and Sublessee other than those contained in this Sublease. Any amendment or modification of this Sublease must be in writing and signed by Sublessor and Sublessee.

15.4 Survival of Indemnities and Covenants. Any and all indemnities of Sublessee and any and all covenants of Sublessee not fully performed on the date of the expiration or termination of this Sublease shall survive for a period of one (1) year following such expiration or termination. Without limiting the generality of the foregoing, Sublessee's obligation to pay Rent, taxes and monetary amounts required to be paid hereunder shall survive the termination of this Sublease, and be payable as to costs incurred during the Sublease Term, even if invoices are received after the Termination Date.

15.5 Sublessor's Default. It is the express understanding and agreement of the parties and it is a condition of Sublessor's agreement to execute this Sublease, that Sublessor shall not be in default under this Sublease unless Sublessor fails to perform obligations required of Sublessor as set forth in this Sublease and the Master Lease. This Sublease and the obligations of Sublessee and Sublessor hereunder shall not be affected or impaired because such party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for such party's performance shall be extended for the period of any such delay; provided, however, that the foregoing shall not apply to any obligation to pay Rent or other charges pursuant to this Sublease.

15.6 Independent Obligations. The obligation of Sublessee to pay Rent hereunder and the obligation of Sublessee to perform Sublessee's other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder. Except as expressly provided in this Sublease, Sublessee waives and relinquishes all rights that Sublessee might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

15.7 Prevailing Party. If any action at law or in equity is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to reimbursement of the reasonable attorneys' fees and disbursements and court costs incurred by said prevailing party in connection with such action.

15.8 Confidentiality. Sublessee and Sublessor shall not disclose the terms or conditions of this Sublease and shall keep them strictly confdential, except for disclosures to the parties' lenders, attorneys and accountants, and except for disclosures required to comply with applicable laws and rules of the Securities and Exchange Commission or any exchange upon which Sublessee's or Sublessor's shares may be traded. Except for a Notice of Amendment to Notice of Lease to refect the Sublessee's tenancy, Sublessee shall not record this Sublease or a memorandum or short form hereof.

15.9 Notices. All notices given pursuant to this Sublease shall be given in accordance with the terms of the Master Lease to the following addresses:

         To Sublessor:            Teradyne, Inc.
                                  321 Harrison Avenue
                                  Boston, Massachusetts
                                  Attention: Real Estate Department

         To Sublessee:            Prior to January 1, 2007

                                  Sonus Networks, Inc.
                                  250 Apollo Drive
                                  Chelmsford, MA 01824

                                  Following January 1, 2007

                                  Sonus Networks, Inc.
                                  7 Technology Park Drive
                                  Westford, MA 01886

15.10 Successors and Assigns. This Sublease shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

15.11 Multiple Counterparts. This Sublease may be executed in multiple counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

15.12 Surrender of Subleased Premises. Upon the Termination Date or upon earlier termination of the Sublease as provided herein, Sublessee shall surrender the Subleased Premises in the condition required in the Master Lease, except that Sublessor shall be responsible for any alterations made by or for Sublessor prior to the Sublease Commencement Date (except in the event that Sublessee (i) exercises any right it might have to extend the term of the Master Lease or (ii) enters into a direct lease with the Master Lessor). Sublessor represents that it is aware of no alterations to the Premises as of the date of this Sublease which Sublessor is required under Section 11.1 of the Master Lease to re-adapt at the expiration or termination of the Lease Term. Without limiting the foregoing, prior to the expiration of the Sublease Term, Sublessee shall, at its sole cost and expense, (a) remove the alterations relating to the Work (as such term is defined in the Consent of Master Lessor (as defned below), (b) remove Sublessee's trade fixtures, furniture, equipment, signage, cabling installed by Sublessee and other personal property from the Subleased Premises, and
         (c) repair any damage resulting from such removal. Sublessee's removal shall be completed in compliance with all applicable Laws, and Sublessee shall surrender the Subleased Premises in broom clean condition.

15.13 Conditions. This Sublease shall not be effective unless and until it has been signed by Sublessee and Sublessor, and Master Lessor's form of consent to this Sublease has been executed and delivered by Master Lessor ("Consent of Master Lessor"). Following execution by Master Lessor, the Consent of Master Lessor shall be attached hereto as Exhibit B. If Master Lessor does not consent to this Sublease, this Sublease will not become effective and shall be void without recourse, and neither party shall have any obligation or liability to the other arising from this Sublease.

15.14 Sublessee's Exercise of Right During Damage or Destruction. Notwithstanding the foregoing, Sublessee acknowledges and agrees that if the Master Lease gives Sublessor any right to terminate the Master Lease, including, without limitation, in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the Building or Property of which the Premises are a part, then such right shall be vested in the Sublessee hereunder. Sublessee agrees to notify Sublessor of its election.

15.15 OFAC Certifcation and Indemnity. Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the "Patriot Act") prohibit certain property transfers. Sublessee hereby represents and warrants to Sublessor (which representations and warranties shall be deemed to be continuing and re-made at all times during the Sublease Term) that neither Sublessee nor any officer or director, beneficiary, partner, or principal of Sublessee is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control ("OFAC") list of "Specially Designated Nationals and Blocked Persons" as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of "Specially Designated Nationals and Blocked Persons" can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Sublessee shall from time to time, within ten days after request by Sublessor, deliver to Sublessor any certifcation or other evidence requested from time to time by Sublessor in its reasonable discretion, confirming Sublessee's compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Sublessor written confirmation of such party's compliance with the provisions of this Paragraph, in form and content satisfactory to Sublessor. If for any reason the representations and warranties set forth in this Paragraph, or any certifcate or other evidence of compliance delivered to Sublessor hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an Event of Default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, and hold Sublessor harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys' fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Sublessee. The provisions of this subsection shall survive the expiration or earlier termination of this Sublease for the longest period permitted by law.

16. Brokers. Each of the parties hereto represents and warrants to the other that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease except the commissions to be paid by Sublessor to Meredith & Grew & the Staubach Company (collectively, the "Brokers"). Each party shall indemnify and hold harmless the other party from and against any and all claims for brokerage fees, commissions or other charges by any third party other than the Brokers arising from the dealings of such party in connection with this Sublease.

17. Furniture. Sublessor agrees to sell and Subtenant agrees to purchase for the sum of One Dollar ($1.00) all furniture, telephone and data cabling, and fixtures (the "Personal Property") existing within the Premises. Sublessor shall execute and deliver to Sublessee a Bill of Sale, in the form attached hereto as Exhibit C, for such Personal Property. As of Commencement Date, Sublessee shall be solely responsible for the payment prior to delinquency of all personal property taxes, assessments and other similar fees or charges attributable to the Personal Property and Sublessee's equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises.

18. No Default. Sublessor hereby certifies that all Rent and Expenses relating to the Master Lease are fully paid through February 28, 2006 and that the Master Lessor has not declared or provided any notice of default or claim against Sublessor under the Master Lease.

19. Limitation of Liability. Except as otherwise set forth herein, neither Sublessor nor Sublessee shall be liable to the other under any circumstances for any exemplary, punitive, consequential or indirect damages.

20. Governing Law. This Sublease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

21. Exhibits. The exhibits listed below and attached to this Sublease are incorporated by reference and are a part of this Sublease

                  Exhibit A:      Master Lease
                  Exhibit B:      Consent of Master Lessor
                  Exhibit C:      Bill of Sale
                  Exhibit D:      Form of Letter of Credit
                  Exhibit E:      Sublessee Improvements
                  Exhibit F:      Description of the Premises
                  Exhibit G:      Sublessor's Work

                   [*Signatures Appear on the Following Page*]

         EXECUTED as of the Effective Date.

                               SUBLESSOR:

                               TERADYNE, INC.


                               By:    /s/ Gregory R. Beecher
                                      ------------------------------------------
                                      Gregory R. Beecher
                                      Vice President and Chief Financial Officer
                                      Duly Authorized


                               SUBLESSEE:

                               SONUS NETWORKS, INC.


                               By:
                                      ------------------------------------------
                               Name:
                                      ------------------------------------------
                               Title:
                                      ------------------------------------------
                                      Duly Authorized

         EXECUTED as of the Effective Date.

                               SUBLESSOR:

                               TERADYNE, INC.


                               By:
                                      ------------------------------------------
                                      Gregory R. Beecher
                                      Vice President and Chief Financial Officer
                                      Duly Authorized


                               SUBLESSEE:

                               SONUS NETWORKS, INC.


                               By:    /s/ Ellen B. Richstone
                                      ------------------------------------------
                               Name:  Ellen B. Richstone
                               Title: Chief Financial Officer
                                      Duly Authorized

                                                                         2-23-06

                                     Page 15